Exhibit 99.1

Church Loans and Investments Trust Announces Plan To Deregister

AMARILLO, TX (December 23, 2009) – Church Loans and Investments Trust (the “Trust”) announced today that its Board of Trust Managers (the “Board”) has approved a plan to deregister the Trust’s common shares of beneficial interest (“Common Shares”) under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission (“SEC”).

This “going private” transaction would be accomplished through amendments to the Trust’s Declaration of Trust, which would provide for the following: (i) set the number of authorized shares of beneficial interest at 100,000,000, (ii) authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code, (iii) authorize a 1-for-2,448 reverse share split of the Trust’s Common Shares with a cash payout for holders of fractional shares less than one whole share resulting from the reverse split (the “Reverse Share Split”), (iv) authorize a 2,448-for-1 forward share split to be effective following the Reverse Share Split (the “Forward Share Split”) and (v) authorize conversion of all outstanding Common Shares held by record shareholders owning fewer than 7,000 shares following the Reverse Share Split and the Forward Share Split to a new class of Series A Preferred Shares (the “Series A Conversion”).

After the Reverse Share Split, but prior to the Forward Share Split, shareholders will receive cash in lieu of any fractional shares less than one full share in an amount equal to $3.00 for each pre-split share.

If, after completion of the Series A Conversion, Church Loans has fewer than 300 shareholders of record, the Trust intends to terminate the registration of its Common Shares under the Securities and Exchange Act of 1934, as amended, and become a non-reporting entity. If that occurs, the Trust will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-K and quarterly reports on Form 10-Q, and it will no longer be subject to the SEC’s proxy rules.

“In addition to anticipated cost savings resulting from the elimination of these reporting requirements, we expect that the reduced burden on management will allow our officers to focus more attention on our core business,” stated Board Chairman B.R. McMorries.  “Completion of this transaction is expected to result in a cost savings of approximately $261,000 annually from the elimination of SEC reporting requirements and other public company-related expenses. Also, this plan will allow us to avoid the substantial additional costs associated with the impending compliance and auditing requirements of the Sarbanes-Oxley Act of 2002, Section 404.”

The Trust’s shareholders will vote on whether to approve the proposed amendments to the Declaration of Trust. Church Loans recently filed a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction. All shareholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents are available. Shareholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC's web site at http://www.sec.gov. Church Loans will also mail a copy of the definitive proxy statement prior to the special meeting to its shareholders entitled to vote at the special meeting.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve information about possible or assumed future results of our operations. When we use any of the words “believes”, “expects”, “anticipates”, “hopeful”, “confident” or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Trust cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.